EX-99.28(h)(1)(c)

FORM OF FOURTH AMENDMENT TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of the [   ] day of [          ], 2012, to the Fund Administration Servicing Agreement, dated August 27, 1999, as amended January 1, 2002, August 28, 2006, and January 29, 2010 (the “Agreement”), is entered into by and between Jacob Funds Inc., f/k/a Jacob Internet Fund Inc., a Maryland corporation (the “Corporation”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, the Company has established the Jacob Micro Cap Growth Fund, a new series with respect to which it desires to have USBFS render fund administration services under the terms of the Agreement,

NOW, THEREFORE, the Company and USBFS agree as follows:

USBFS agrees to provide fund administration services to Jacob Micro Cap Growth Fund subject to the terms and conditions of the Agreement, and such fund shall be maintained and accounted for by USBFS on a discrete basis.  The Funds currently covered by this Agreement are:

Jacob Internet Fund
Jacob Small Cap Growth Fund
Jacob Wisdom Fund
Jacob Micro Cap Growth Fund

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By: ___________________                                                                By:____________________________

Name: Ryan I. Jacob                                                                               Name:__________________________

Title: Chairman                                                                                         Title:__________________________

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